Exhibit 5.1

March 3, 2016

ProNAi Therapeutics, Inc.

2150 – 885 West Georgia Street

Vancouver, British Columbia, Canada V6C 3E8

Gentlemen and Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) filed by ProNAi Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on March 3, 2016 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,202,324 shares of the Company’s Common Stock (the “Stock”), par value $0.001 per share, that are subject to issuance by the Company upon the exercise or settlement of awards to be granted under the Company’s 2015 Equity Incentive Plan (the “Plan”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

1.	The Company’s Restated Certificate of Incorporation, certified by the Delaware Secretary of State on July 21, 2015 (the “Restated Certificate”).

2.	The Company’s Amended and Restated Bylaws, as certified to us as of the date hereof by an officer of the Company as being complete and in full force and effect as of the date hereof (the “Bylaws”).

3.	The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

4.	The prospectus prepared in connection with the Registration Statement (the “Prospectus”).

5.	The Plan and related forms of Plan agreements.

6.	Minutes of meetings and actions by written consent of the Company’s Board of Directors and the Company’s stockholders provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (i) the Restated Certificate, (ii) the Bylaws, (iii) the Plan and (iv) the filing of the Registration Statement, the reservation of the Stock for sale and issuance pursuant to the Plan and the sale and issuance of the Stock pursuant to the Plan.

7.	The stock records for the Company that the Company has provided to us (consisting of a list of stockholders and a list of option holders respecting the Company’s capital and of any rights to purchase capital stock that was prepared by the Company and provided to us as of March 1, 2016 and a certificate of the Company’s transfer agent, dated March 2, 2016 regarding the Company’s outstanding shares of common stock as of March 1, 2016).

8.	A Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated March 2, 2016, stating that the Company is qualified to do business and in good standing under the laws of the State of Delaware (the “Certificate of Good Standing”).

9.	A Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have relied on the accuracy of representations to us by officers of the Company with respect to the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification, waiver or amendment to any document referenced in clauses (5) and (6) above to us.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the Delaware General Corporation Law and reported judicial decisions relating thereto.

Based upon the foregoing, it is our opinion that:

(1) The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2) The 1,202,324 shares of Stock that may be issued and sold by the Company upon the exercise or settlement of awards to be granted under the Plan, when issued, sold and delivered in accordance with the Plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with issuance and sale of shares of Stock subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,
/s/ Fenwick & West LLP FENWICK & WEST LLP

2